UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2010

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2010, 4Kids Entertainment, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “2010 Annual Meeting”). At the 2010 Annual Meeting, the matters voted upon, including the number or votes cast for, against or withheld, as well as the number of abstentions and broker–non-votes, as to each such matter were as follows:

Proposal 1: All six of the Company’s nominees for director as listed in the Company’s 2010 proxy statement were elected with the number of votes cast for each nominee as follows:

	Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes	Votes Withheld
Duminda M. DeSilva	7,938,335	421,936	16,119	4,045,922	N/A
Jay Emmett	7,616,975	607,396	152,019	4,045,922	N/A
Michael Goldstein	7,640,868	619,942	115,580	4,045,922	N/A
Alfred R. Kahn	7,602,144	721,760	52,486	4,045,922	N/A
Wade I. Massad	7,938,600	426,708	11,082	4,045,922	N/A
Samuel R. Newborn	7,708,688	575,907	91,795	4,045,922	N/A

Proposal 2: The proposal to appoint Eisner LLP as independent auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2010 was ratified by the following vote:

Shares Voted “FOR”	Shares Voted “AGAINST”	Shares “ABSTAINING”	Broker Non-Votes	Votes Withheld
12,359,313	19,203	43,796	—	—

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 2, 2010

4KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer